Exhibit 10.4
[NOTE: Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote omissions.]
2006 Long Term Incentive Program
Award Date:
March 31, 2006
Unit Allocation Ratio:

Job Category	Ratio of RSUs/PSUs by job level
CEO	50/50
SVP	50/50
VP	50/50
Sr Mgr	70/30
Manager/IC (1)	70/30
New Hire Pool	RSU only

(1) IC represents Individual Contributors who may be identified by SVP to receive grant

RSUs = Restricted Stock Units

PSUs = Performance Stock Units
Vesting Schedule:
The award vests at a rate of 25% each year over 4 years.
Performance-Based Restricted Stock Unit Calculations:
The number of PSUs received under this Long Term Incentive Program is based on the following:

2006 PSU Metric
Metric	Threshold	Target	Maximum
Adjusted Net Income*	$[**]	$[**]	$[**]

*as defined in the Amended and Restated Short-Term Incentive Program

2006 Payout Levels
2006 Adjusted Net Income Result	Shares Granted as a Percent of PSU Target Award
Threshold	50%
Target	100%
Maximum	200%

     *shares granted are ratable between the three payout levels